SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                October 31, 2010
                Date of Report (Date of Earliest event reported)


                               GLOBAL NUTECH, INC.
               (Exact Name of Registrant as Specified in Charter)

          Nevada                       333-149857                 26-0338889
(State or other Jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

5412 Bolsa Avenue, Suite D, Huntington Beach, CA                   92649
  (Address of principal executive offices)                       (Zip code)

       Registrant's telephone number, including area code: (714) 373-1930

                                      N/A
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 31, 2010, the Company's wholly owned subsidiary, E-Clean Acquisitions Corporation, entered into a Joint Venture Agreement with HIGA Corporation ("HIGA"). Under the Joint Venture Agreement, the Company will provide marketing, distribution and sales for HIGA, including various rubber products, both generic in design and custom designed for specific product specifications. Net profits of the Joint Venture will be divided 80% to HIGA and 20% to the Company. The Company will issue 36 million shares of its restricted common stock to the Joint Venture as provided for in the Joint Venture Agreement. A copy of the Joint Venture Agreement is attached as Exhibit 10.1.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

Pursuant to the terms of the Joint Venture Agreement (see Item 1.01), on October 31, 2010 the Company agreed to issue 36,000,000 restricted shares of its common stock to the Joint Venture.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

                                  EXHIBIT TABLE

Exhibit No.                        Description
-----------                        -----------

  10.1 Joint Venture Agreement by and between E-Clean Acquisitions Corporation and HIGA Corporation dated October 31, 2010.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2010               GLOBAL NUTECH, INC.


                                     By: /s/ E. G. Marchi
                                         ---------------------------------------
                                     Name:  E. G. Marchi
                                     Title: President


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